2



                                                 Exhibit (j) under Form N-1A
                                            Exhibit 8 under Item 601/Reg S-K

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 16, 2003, relating to the financial statements and financial highlights which appears in the November 30, 2003 Annual Report to Shareholders of Regions Morgan Keegan Select Funds (comprised of the following funds, Regions Morgan Keegan Select Treasury Money Market Fund, Regions Morgan Keegan Select Government Money Market Fund, Regions Morgan Keegan Select Limited Maturity Government Fund, Regions Morgan Keegan Select Fixed Income Fund, Regions Morgan Keegan Select Intermediate Tax Exempt Bond Fund, Regions Morgan Keegan Select Balanced Fund, Regions Morgan Keegan Select Mid Cap Value Fund, Regions Morgan Keegan Select Value Fund, Regions Morgan Keegan Select Growth Fund and Regions Morgan Keegan Select Mid Cap Growth Fund) , which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", and "Independent Auditors" in such Registration Statement.


PricewaterhouseCoopers LLP

Baltimore, Maryland
April 20, 2004